EXHIBIT 99.1



                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                         PARAMOUNT COMMUNICATIONS INC.

                                      INTO

                           VIACOM INTERNATIONAL INC.

     VIACOM INTERNATIONAL INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter this "Corporation"), DOES HEREBY
CERTIFY:

     FIRST: That this Corporation owns all of the outstanding shares of common stock (the only outstanding class of stock) of Paramount Communications Inc., a corporation incorporated on the 18th day of April, 1967, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this Corporation, by resolutions of its Board of Directors, duly adopted on the 14th day of December, 1994, determined to effect a merger of said Paramount Communications Inc. into itself (the "Merger"), and this Corporation shall be the surviving corporation. A true copy of said resolutions is annexed hereto as Exhibit A. Said resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

     THIRD: That upon the effective date of the Merger the name of the surviving corporation shall be Viacom International Inc.

     FOURTH: The merger shall become effective upon the filing of this certificate with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, VIACOM INTERNATIONAL INC. has caused this certificate to be signed by Philippe P. Dauman, its Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, this 3rd day of January, 1995.

                                        VIACOM INTERNATIONAL INC.


                                        By: /s/ Philippe P. Dauman
                                           -------------------------------
                                            Philippe P. Dauman, Executive
                                            Vice President, General Counsel,
                                            Chief Administrative Officer and
                                            Secretary

                                                                 EXHIBIT A
                                                                 ---------


                           VIACOM INTERNATIONAL INC.
                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                           ADOPTED DECEMBER 14, 1994
                     -------------------------------------




     RESOLVED, that, pursuant to Section 253 of the General Corporation Law of the State of Delaware Paramount Communications Inc. shall be merged with and into the Corporation, on or after January 3, 1995, in accordance with the Certificate of Merger, substantially in the form attached hereto a s Exhibit I, which Certificate of Merger is hereby approved and adopted, and that the officers of the Corporation be, and each of them acting alone hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and file the Certificate of Merger with the office o f the Secretary of State of the State of Delaware; and

     FURTHER RESOLVED, that the officers of the Corporation be, and each of them acting alone hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver any and all agreements, documents or certificates and to do or cause to be done all such further acts and things, including, without limitation, filings with the Federal Communications Commission, as such officer or officers deem necessary, appropriate or desirable in order to carry out the purposes and intents of the foregoing resolutions; and that the authority of such officer or offic ers to act under these resolutions shall be conclusively evidenced by their so acting.